UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2026

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. l2b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The Company has received a number of inquiries about rumors that are circulating alleging that the Medicines and Healthcare Products Regulatory Agency (MHRA) has made a decision on the Company’s Marketing Authorization Application (MAA) for DCVax-L for glioblastoma (GBM) and has rejected the MAA.

While the Company’s policy of not making interim reports on the MHRA process remains in place, to address these false rumors this morning the Company requested confirmation from MHRA of the current status of the MAA. This afternoon, the MHRA confirmed the following:

“The Marketing Authorisation Application submitted by Northwest Biotherapeutics, Inc. for DCVax-L (for glioblastoma) remains under its initial regulatory review, has not been refused, withdrawn or appealed, and continues to progress towards a first regulatory decision.”

The Company continues to have constructive interactions with the MHRA, and the MAA remains under review.

The Company categorically refutes the false rumors. The Company notes that such rumors appear to have intensified in the weeks since the Company presented at the British Neuro-Oncology Society (BNOS) Annual Meeting significant statistical data relating to the results of its Phase 3 trial of DCVax-L for GBM. The Company believes that the rumors appear to be accompanied by various forms stock manipulation. The Company also believes that the rumors may be part of such manipulation as the data in the BNOS presentation were quite encouraging. The Company believes it has seen this pattern on a number of occasions following positive developments and news.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: July 17, 2026	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman